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           AMENDED AND RESTATED NON-RECOURSE SECURED PROMISSORY NOTE

$5,475,456.00                                       August 20, 1996
                                                    (Original Note
                                                    dated January 31,
                                                    1996)


                  FOR VALUE RECEIVED, the undersigned, Richard E. Snyder (the "Investor"), hereby promises to pay to Golden Books Family Entertainment, Inc., a Delaware corporation (the "Company"), or to the legal holder of this Note at the time of payment, the principal sum of Five Million Four Hundred Seventy-Five Thousand Four Hundred Fifty-Six and 00/100 Dollars ($5,475,456.00) in lawful money of the United States of America. All principal of this Note will be due and payable on January 31, 2006.

                  This Note evidences a loan made by the Company to the Investor to facilitate the purchase by the Investor of 684,432 shares of Common Stock, par value $.01 per share, of the Company (the "Shares"). This Note amends and restates in its entirety the non-recourse secured promissory note of the Investor to the Company entered into on January 31, 1996, and such secured promissory note is hereby cancelled and extinguished, with no obligation whatsoever on the part of the Investor. Payment of the principal, fees, expenses and other amounts owing in respect of this Note is secured pursuant to the terms of a certain Amended and Restated Pledge Agreement, dated as of the date hereof by and between the Investor and the Company (as such agreement may be amended from time to time, the "Pledge Agreement"), reference to which is made for a description of the collateral provided thereby and the rights of the Company and the holder of this Note in respect of such collateral.

                  This Note is subject to the following further terms and conditions:

                  Section 1. Mandatory Prepayment on Sale of Shares. If at any time the Investor receives any proceeds from the sale by the Investor of Shares, the Net Proceeds (as defined below in this Section 1) from such sale of Shares shall be applied to the prepayment first of unpaid fees and expenses owing hereunder and second to the unpaid principal hereof.

                  The term "Net Proceeds" shall mean the total proceeds received from the sale of Shares by the Investor minus an amount equal to any brokerage commissions or transaction expenses incurred by reason of the sale of such Shares.

                  Concurrently with any prepayment of any portion of the principal amount of this Note pursuant to this Section 1 or Section 2 hereof, the Company (or other holder of this Note) shall make a notation of such payment hereon. If full payment of all unpaid principal, fees, expenses and other amounts owing in respect of this Note is made, this Note shall be cancelled.





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Any partial prepayment shall be applied first to unpaid fees and expenses owing hereunder, second to accrued and unpaid interest hereon and second to the unpaid principal hereof.

                  Section 2. Payment and Prepayment. All payments and prepayments of principal of, and all fees, expenses and other amounts owing in respect of, this Note shall be made to the Company or its order, or to the legal holder of this Note or such holder's order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Investor in writing). The Investor may, at its option, prepay this Note in whole or in part at any time or from time to time without penalty or premium. Upon final payment of principal of, and all fees, expenses and other amounts owing in respect of, this Note it shall be surrendered for cancellation.

                  Section 3. Events of Default. Upon the occurrence of any of the following events ("Events of Default"):

                  (a) failure to pay any principal of this Note when due; or

                  (b) termination of Investor's employment with the Company;

then, and in any such event, the holder of this Note may declare, by notice of default given to the Investor, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived.

                  No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

                  Section 4. No Recourse. Except for recourse against the Collateral (as such term is defined in the Pledge Agreement) as provided in the Pledge Agreement, no recourse for the payment of the principal of this Note or for any claim based hereon (including costs of collection) shall be had against the Investor, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  Section 5.  Miscellaneous.

                  (a) The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

                  (b) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Pledge Agreement.

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                  (c) Investor agrees that, subject to the limitations in
         Section 4 above, Investor will pay the Company the amount of any and all costs and expenses, including all reasonable fees and expenses of counsel, incurred in connection with the exercise or enforcement of any of the Company's rights under this Note or the Pledge Agreement and the failure of Investor to perform or observe any of the provisions of this Note or the Pledge Agreement. Any such amounts as provided under this paragraph (c) will be added to the obligations of Investor under this Note.

                  (d) In case any provision in or obligation under this Note or the Pledge Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  (e) The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

                  IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Investor as of the date first written above.

                                         /s/ Richard E. Snyder
                                   ------------------------------------
                                             Richard E. Snyder

Witness:


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